Filed Pursuant to Rule 424(b)(3)
                                             Registration No. 333-58654
-----------------------------------------------------------------------------



                     BION ENVIRONMENTAL TECHNOLOGIES, INC.

                   SUPPLEMENT NO. 2 DATED DECEMBER 13, 2001
                      TO PROSPECTUS DATED APRIL 13, 2001


     Charles F. Kirby has transferred his J1-A Warrants and Convertible Note to James Scibelli and Donald Condignotto. As a result Mr. Kirby is no longer a Converting Holder, and the disclosures for Mr. Scibelli and Mr. Condignotto are revised as follows:


                        Shares       Shares
                        Issuable     Issuable                   Percent of
                        on the       on the                     Common Stock
                        Conversion   Exercise      Shares       held after
Security Holder         of Notes     of Warrants   Offered      the Offering
---------------         -----------  -----------   ----------   ------------

J1-A Warrants(10) and Convertible Note-A (11) Holders
-----------------------------------------------------

Scibelli, James           151,250       41,250       192,500         *

Condignotto, Donald        13,750        3,750        17,500         *